Computation  of Earnings Per Share                                Exhibit 11.1
Carolina First  Corporation and Subsidiaries

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                                                                                            For the year ended
                                                                                            December 31, 1995
                                                                                         =========================


A.   Net income.................................................................                  $9,414,000
     Less:  Dividends on preferred stock........................................                   2,752,000
                                                                                         =========================
B.   Net income applicable to common shareholders...............................                  $6,662,000
                                                                                         =========================



Primary Earnings Per Share

     Average shares outstanding.................................................                   6,263,850
     Dilutive average shares outstanding under options..........................                     247,127
     Exercise prices............................................................             $5.77 to $14.17
     Assumed proceeds on exercise...............................................                  $1,635,297

     Average market value per share.............................................                       14.42

     Less:  Treasury stock purchased with the assumed
        proceeds from exercise of options.......................................                     114,139
                                                                                         -------------------------
C.   Adjusted average shares -- Primary.........................................                   6,396,838
                                                                                         -------------------------

     Primary Earnings Per Share (B/C)...........................................                       $1.04
                                                                                         =========================


Fully Diluted Earnings Per Share

     Average shares outstanding.................................................                   6,263,850
     Dilutive average shares outstanding under options..........................                     247,127
     Exercise prices............................................................             $5.77 to $14.17
     Assumed proceeds on exercise...............................................                  $1,635,297
     Market value per share.....................................................                       15.41
     Less:  Treasury stock purchased with the assumed
        proceeds from exercise of options.......................................                     106,114
                                                                                         -------------------------
     Adjusted averaged shares..................................................                    6,404,863
                                                                                         -------------------------
     Common shares from the assumed conversion of
        convertible preferred stock.............................................                   2,869,823
                                                                                         -------------------------
D.   Adjusted average shares -- Fully diluted...................................                   9,274,686
                                                                                         -------------------------

     Fully Diluted Earnings Per Share (A/D).....................................                       $1.02
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